Exhibit 2.11

SUPPLEMENTAL INDENTURE
Dated as of October 31, 2023
Among
AZUL SECURED FINANCE LLP
as Issuer
AZUL S.A.
as Parent Guarantor
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
INTELAZUL S.A.
ATS VIAGENS E TURISMO LTDA.
AZUL IP CAYMAN HOLDCO LTD.
AZUL IP CAYMAN LTD.
as Guarantors
UMB BANK, N.A.,
as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
and
TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.
as Brazilian Collateral Agent
11.930% SENIOR SECURED FIRST OUT NOTES DUE 2028

i

SUPPLEMENTAL INDENTURE, dated as of October 31, 2023 (this “Supplemental Indenture”), to the Indenture dated as of July 20, 2023 (the “Existing Notes Indenture” and, together with the Supplemental Indenture, the “Indenture”), among Azul Secured Finance LLP, a limited liability partnership formed under the laws of the State of Delaware (the “Issuer”), Azul S.A., a Brazilian corporation (sociedade por ações) (“Azul”), as the parent guarantor (the “Parent Guarantor”), Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações) (“Azul Linhas”), IntelAzul S.A., a Brazilian corporation (sociedade por ações) (“IntelAzul”), ATS Viagens e Turismo Ltda. a Brazilian limited liability company (sociedade limitada) (“Azul Viagens”), Azul IP Cayman Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400853 (“IP HoldCo”), Azul IP Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400854 (“IP Co”, together with IP HoldCo, the “IP Parties” and the IP Parties together with the Parent Guarantor, Azul Linhas, IntelAzul and Azul Viagens, the “Guarantors”), UMB Bank, N.A., a national banking association, as trustee (the “Trustee”) and U.S. Collateral Agent (the “U.S. Collateral Agent”), Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent (the “Brazilian Collateral Agent” and, together with the U.S. Collateral Agent, the “Collateral Agents”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined in the Existing Notes Indenture):
WHEREAS, the Issuer, the Guarantors, the Collateral Agents and the Trustee have duly authorized the execution and delivery of the Existing Notes Indenture to provide for the issuance of (i) US$800,000,000 aggregate principal amount of 11.930% Senior Secured First Out Notes Due 2028 (the “Initial Notes”), and (ii) any additional Notes (other than the Initial Notes) under the Existing Notes Indenture in accordance with Section 2.03 and Section 4.10 thereof (the “Additional Notes”) that may be issued after the date of original issuance of the Initial Notes in compliance with the Existing Notes Indenture;
WHEREAS, pursuant to Section 2.03(d) of the Existing Notes Indenture, subject to Sections 4.10 and 4.13 of the Existing Notes Indenture, Additional Notes ranking pari passu with the Initial Notes (i) may be created and issued from time to time by the Issuer without notice to or consent of the Holders, (ii) shall be consolidated with and form a single class with the Initial Notes, (iii) shall have identical terms and conditions as the Initial Notes (other than the issue price, issuance date, first Notes Interest Payment Date (as defined in the Existing Notes Indenture), the date from which interest will accrue and, to the extent necessary, certain temporary securities law transfer restrictions), and (iv) shall be secured on a pari passu basis (as to the Initial Notes) by the Shared Collateral (as defined in the Existing Notes Indenture); provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP and/or other securities numbers;

WHEREAS, the Issuer and Guarantors desire and have requested the Trustee and Collateral Agents to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of US$36,778,000 in aggregate principal amount of 11.930% Senior Secured First Out Notes Due 2028 as Additional Notes under the Existing Notes Indenture (the “New Notes” and, together with the Initial Notes, the “Notes”);
WHEREAS, on the date of this Supplemental Indenture, the Issuer has delivered to the Trustee and the Collateral Agents an Officer’s Certificate (as defined in the Existing Notes Indenture) certifying, among other things, that (i) the Issuer has determined that the New Notes are fungible with the Initial Notes for U.S. federal income tax purposes, and therefore, the New Notes will have the same CUSIP and other securities numbers as the Initial Notes, (ii) the LTV Ratio (as defined in the Existing Notes Indenture) is less than 62.5%, (iii) the New Notes constitute Permitted First Priority Secured Debt (as defined in the Existing Notes Indenture), (iv) the execution of this Supplemental Indenture by the parties hereto without notice to or consent of the Holders is permitted by Section 9.01(a)(i) of the Existing Notes Indenture, and (v) this Supplemental Indenture is the legal, valid and binding obligation of the Issuer and any Guarantors party hereto and is enforceable against them in accordance with its terms, and complies with the provisions of the Existing Notes Indenture;
WHEREAS, on the date of this Supplemental Indenture, the Issuer has delivered to the Trustee and the Collateral Agents (i) an Opinion of Counsel (as defined in the Existing Notes Indenture) stating that the execution of this Supplemental Indenture is permitted by the Existing Notes Indenture and that this Supplement Indenture complies with the provisions of the Existing Notes Indenture, and (ii) Opinions of Counsel stating that this Supplemental Indenture is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms;
WHEREAS, the conditions set forth in the Existing Notes Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, each of the parties hereto have duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid and binding agreement of the Issuers and Guarantors, enforceable in accordance with its terms, have been duly performed and complied with.
NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Collateral Agents agree for the benefit of each other and for the equal and ratable benefit of the Holders that the Existing Notes Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE 1
CAPITALIZED TERMS
Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Existing Notes Indenture.

ARTICLE 2
ISSUANCE OF NEW NOTES
(a)Terms of the New Notes. Pursuant to this Supplemental Indenture, as of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, New Notes. The terms of the New Notes shall be as follows:
(i)The aggregate principal amount of the New Notes to be authenticated and delivered under the Existing Notes Indenture and pursuant to this Supplemental Indenture on the date hereof is US$836,778,000.
(ii)The New Notes, which will constitute Additional Notes under the Existing Notes Indenture, will be fungible with the Existing Notes (including for U.S. federal income tax purposes), issued as part of the same class as the Initial Notes previously issued under the Existing Notes Indenture, and constitute “Notes” for all purposes under the Indenture. The New Notes and the Initial Notes shall be a single series for all purposes under the Indenture, including, without limitation, in respect of waivers, amendments, redemptions and offers to purchase in respect with the Notes.
(iii)The New Notes will rank pari passu with the Initial Notes and will have identical terms and conditions as the Initial Notes, other than the issue price and the issue date and the New Notes will accrue interest from and including the date of the issuance of the Initial Notes.
(iv)The New Notes will be issued on the date of this Supplemental Indenture.
(v)The New Notes will bear the same the CUSIP and ISIN numbers as the Initial Notes, as follows: (1) CUSIP number of 05501W AC6 and ISIN number of US05501WAC64 (as all of the New Notes are initially issued in the form of 144A Notes).
(b)Confirmation of Note Guarantees and Reaffirmation of the Shared Collateral.
(i)The Issuer and each Guarantor hereby confirms that: (1) the Obligations of the Issuer and Guarantors under the Existing Notes Indenture (including, without limitation, the Note Guarantees), as modified or supplemented hereby by this Supplemental Indenture, shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, (2) the New Notes will be secured on a pari passu basis (as to the Initial Notes) by the Shared Collateral and shall have the benefit of the Note Guarantees.

(ii)The Issuer and the Trustee acknowledge and agree that the New Notes shall constitute “Notes” for all purposes under the Collateral Documents, and as such the Holders of the New Notes shall be entitled to all the rights and benefits under and shall be subject to the provisions of the Collateral Documents, being the New Notes being secured by the Shared Collateral (subject to Permitted Collateral Liens) and having the right to receive payments from such Shared Collateral, including the proceeds of any enforcement of Shared Collateral, or any guarantees of any Series of Secured Debt, on a “first out” basis prior to payment on the Second Out Notes, subject to the provisions of the Intercreditor Agreement.
ARTICLE 3
MISCELLANEOUS
Section 3.01 Governing Laws; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NEW NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENTS AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NEW NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.02 No Adverse Interpretation of Other Agreements.
This Supplemental Indenture may not be used to interpret any other indenture (other than the Existing Notes Indenture), loan or debt agreement of the Issuer or Guarantors or of any other Person. Any such indenture (other than the Existing Notes Indenture), loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 3.03 Successors.
All agreements of the Issuer and the Guarantors in this Supplemental Indenture and the New Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.

Section 3.04 Severability.
In case any provision in this Supplemental Indenture or in the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.05 Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Agents shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.
Section 3.06 Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.07 Confirmation of Indenture.
The Existing Notes Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Existing Notes Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.
Section 3.08 Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not the Trustee.

Section 3.09 Waiver of Immunity.
With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 3.10 Limited Recourse; Non-Petition.
The provisions of Section 13.08 of the Existing Notes Indenture are incorporated herein mutatis mutandis.
[Signature pages follow]

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above.

AZUL SECURED FINANCE LLP

By:	Azul Linhas Aéreas Brasileiras S.A.,
as Managing Partner

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

AZUL S.A.

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
	Title:	Attorney-in-Fact

AZUL LINHAS AÉREAS BRASILEIRAS S.A.

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

INTELAZUL S.A.

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

[Signature Page to Supplemental Indenture]

ATS VIAGENS E TURISMO LTDA.

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
	Title:	Attorney-in-Fact

AZUL IP CAYMAN HOLDCO LTD.

By:	/s/ Alexandre Wagner Malfitani
	Name:	Alexandre Wagner Malfitani
	Title:	Director

AZUL IP CAYMAN LTD.

By:	/s/ Alexandre Wagner Malfitani
	Name:	Alexandre Wagner Malfitani
	Title:	Director

Witnessed by:

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe

Witnessed by:

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
[Signature Page to Supplemental Indenture]

UMB BANK, N.A.,
as Trustee and U.S. Collateral Agent, Registrar, Paying
Agent and Transfer Agent

By:	/s/ Israel Lugo
	Name:	Israel Lugo
	Title:	Vice President
[Signature Page to Supplemental Indenture]

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.,
as Brazilian Collateral Agent

By:	/s/ Wagner Salgo de Castilho
	Name:	Wagner Salgo de Castilho
	Title:	Manager

By:	/s/ Diogo Rocha Malheiros
	Name:	Diogo Rocha Malheiros
	Title:	Director Capital Markets
[Signature Page to Supplemental Indenture]